UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 25, 2014
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025

(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
See the disclosure under Item 8.01 of this Current Report on Form 8-K. Parent (as defined below) intends to issue the shares of Class B common stock described herein in reliance upon the exemptions from registration afforded by Section 3(a)(10) of the Securities Act of 1933, as amended.
Item 8.01. Other Events.
On March 25, 2014, Facebook, Inc. (“Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inception Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, Inception Acquisition Sub II, LLC, a Delaware limited liability company, a wholly owned subsidiary of Parent, Oculus VR, Inc., a Delaware corporation (“Oculus”), and a stockholders’ agent.

Upon consummation (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Merger”), all outstanding shares of Oculus capital stock and options to purchase Oculus capital stock will be cancelled in exchange for an aggregate of 23,071,377 shares of Parent’s Class B common stock (valued at $1.6 billion based on the average closing price of the 20 trading days preceding March 21, 2014 of $69.35 per share) and $400 million in cash. Up to an additional $60 million in cash and 3,460,706 shares of Parent’s Class B Common stock would be payable upon the completion of certain milestones.

The Merger Agreement contains customary representations, warranties and covenants by Parent and Oculus. A portion of the aggregate consideration will be held in escrow to secure the indemnification obligations of the Oculus securityholders. The Closing of the Merger is subject to customary closing conditions, including regulatory approvals. The Merger is anticipated to close in the second quarter of 2014.

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the expected completion of the transactions contemplated by the Merger Agreement and the time frame in which this will occur. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, regulatory approval of the acquisition of Oculus or that other conditions to the Closing may not be satisfied, the potential impact on the business of Oculus due to the announcement of the acquisition, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, and general economic conditions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Parent’s Annual Report on Form 10-K for 2013. The forward-looking statements included herein are made only as of the date hereof, and Parent undertakes no obligation to revise or update any forward-looking statements for any reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: March 25, 2014	By:	/s/ Colin S. Stretch

Name: Colin S. Stretch
Title: Vice President, General Counsel, and Secretary